                                                                     EXHIBIT 4.1

                                AMENDMENT NO. 1
                          TO THE KANEB SERVICES, INC.
                            SAVINGS INVESTMENT PIAN

     WHEREAS, KANEB SERVICES, INC. (the "Company"), a corporation organized and existing under the laws of the State of Delaware, has heretofore adopted THE KANEB SERVICES, INC. SAVINGS INVESTMENT PLAN (the "Plan"); and

     WHEREAS, pursuant to the provisions of the Plan permitting the Company to amend the Plan from time to time, the Company desires to amend the Plan in certain respects as hereinafter provided;

     NOW, THEREFORE, the Company does hereby amend the Plan in the following particulars:

     1. Section 4.01 of the Plan is hereby revised by amending paragraphs (a) and (b)(1) thereof to be and read as follows:

"4.01    Employer Contributions

         (a) Salary Reduction Contributions--For each calendar quarter, each Employer shall contribute on behalf of each of its Employees participating in the plan an amount of contribution agreed to be made by such Employer pursuant to a salary reduction agreement under Section 4.02 entered into between the Employer and the Participant for such quarter. Contributions made by the Employer for a given quarter pursuant to this paragraph (a) shall be in the form of cash or, to the extent elected by the Participant pursuant to
                 Section 7.02 hereof, common stock of Kaneb Services, Inc. and shall be deposited in the Trust Fund as soon as administratively feasible, but in no event later than ninety
                 (90) days from the date on which such amounts would otherwise have been payable to the Participant, in accordance with Department of Labor Regulation 2510.3-102.

         (b) Matching Employer Contributions--(l) In General. For each calendar quarter, each Employer shall contribute on behalf of each of its Employees for whom a contribution was made pursuant to paragraph (a) of this Section 4.01 an amount which will be sufficient to credit each such Participant's Matching Employer Contribution Account with an amount equal to (i) twenty-five percent (25%) of that portion of the Participant's salary reduction for such quarter pursuant to Section 4.02 hereof which is invested for such quarter in the Government Securities Fund or the Equity Fund described in Article VII hereof, plus (ii) fifty percent (50%) of that portion of the Participant's salary reduction for such quarter pursuant to Section 4.02 hereof which is invested for such quarter in the Company Stock Fund described in Article VII hereof; provided, however, that no portion of a Participant's salary reduction shall be taken into account for purposes of this computation if, prior to the end of such quarter, such portion is withdrawn by, or otherwise distributed to, the Participant or his Beneficiary for any reason other than the Participant's attainment of age seventy and one-half (70-1/2). For any Year, the Employers may decline to make any portion of the contribution specified in this paragraph (b) if the Employers determine that such action is necessary to ensure that the discrimination tests of
                 Section 401(m) of the Code, as amended, are satisfied; or, in the alternative, the Employers may direct the Trustee to distribute "excess aggregate contributions" (as defined in Section 401(m)(6)(B) of such Code) to the Participants by or on whose behalf such contributions were made by the last day of the following Year. All Matching Employer Contributions for a Year shall be in the form of cash or common stock of Kaneb Services, Inc. and shall be paid to the Trustee not later than the time prescribed by law for filing the consolidated Federal income tax return of the Employers for the taxable year within which such Year ends, including any extensions which have been granted for the filing of such tax return.

                                   * * * * *"

         2. Section 7.02 of the Plan is hereby revised to be and read as follows:

"7.02    Investment of Trust Fund

         The Trustee shall generally have authority for the management of assets held in the Trust, to the extent provided in the Trust; provided that (i) all assets comprising a Participant's Matching Employer Contribution Account shall be invested exclusively in a fund consisting of the common stock of Kaneb Services, Inc. (the "Company Stock Fund"), (ii) all assets comprising a Participant's Employer Contribution Account (other than assets comprising the subaccount described in Section 4.04 hereof) shall be invested exclusively in a fund consisting of obligations of the United States of America (the "U.S. Government Securities Fund"), and (iii) a Participant shall have the right, in accordance with procedures prescribed by the Committee, to direct the Trustee as to the investment of assets comprising his Salary Reduction Contribution Account and that portion, if any, of his Employer Contribution Account consisting of the subaccount described in Section 4.04 hereof. Any such investment direction by a Participant shall consist solely of the right to direct the extent to which such assets shall be invested in the Company Stock Fund, the U.S. Government Securities Fund or a fund consisting of corporate securities (the "Equity Fund"). Upon execution of a salary reduction agreement described in Section 4.02 hereof, a Participant shall be requested to indicate the extent to which assets shall be invested in such Funds on forms provided by the Committee for this purpose, with amounts invested to be in twenty-five percent (25%)
         increments.   A Participant may elect that future allocations--to his
         Salary Reduction Contribution Account be invested to a different extent, in twenty-five percent (25%) increments, on the first day of any Plan Year. Requests to vary the extent to which allocations are to be invested shall be made on such form or forms as the Committee shall prescribe and shall be effective only if such completed form or forms are received by the Committee at least thirty (30) days prior to the applicable election date. Except as otherwise provided in Section
         7.03 hereof, a Participant shall have no right to vary the extent to which current allocations in his Salary Reduction Contribution Account are invested in the three Funds. Should a Participant fail to provide the Trustee with the investment directives described herein, the assets in the Participant's Salary Reduction Contribution Account shall be invested in the U.S. Government Securities Fund. A Participant whose Accounts are invested to any extent in the Company Stock Fund shall be entitled to direct the exercise of voting rights with respect to the shares of Company common stock allocated to said Accounts. The Committee shall obtain,

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
         as to all such common stock, directions from such Participant as to how said shares are to be voted. The Committee shall furnish such directions to the Trustee, who shall then vote the shares accordingly. If, however, within a reasonable period of time prior to any meeting of stockholders of the Company as may be specified by the Committee, no instructions shall have been received by the Committee from such Participant(s), the Committee shall instruct the Trustee to vote, in person or by proxy, such shares in the manner determined by the Committee in its sole discretion. The Trustee shall vote any unallocated shares of Company common stock held by it pursuant to written directions from the Committee."

     IN WITNESS WHEREOF, the Company has caused this AMENDMENT NO. 1 TO THE KANEB SERVICES, INC. SAVINGS INVESTMENT PLAN to be executed in its name and on its behalf this 5 day of March, 1992, effective as of April 1, 1991.

                                        KANEB SERVICES, INC.



                                        By: /s/ STEPHEN M. HOFFNER
                                        ---------------------------

                                        Title: VP.
                                              ---------------------
ATTEST:

/s/ HEATHER R. BULBA
----------------------

THE STATE OF TEXAS               )
                                 )
COUNTY  OF  DALLAS               )

     This instrument was acknowledged before me on March 5, 1992, by Stephen
M. Hoffner of KANEB SERVICES, INC., a Delaware corporation, on behalf of said corporation.

                                         /s/ Leslie R. Neumann
                                         ----------------------------
                                         Notary Public in and for
                                         the State of Texas

My Commission Expires:                   Printed Name of Notary:
Sept. 24, 1994                           Leslie R. Neumann
                                         ----------------------------
[Seal]
LESLIE R. NEUMANN
MY COMMISSION EXPIRES
September 24, 1994

                               AMENDMENT NO. 2 TO
                            THE KANEB SERVICES, INC.
                            SAVINGS INVESTMENT PLAN

         WHEREAS, KANEB SERVICES, INC., a corporation organized and existing under the laws of the State of Delaware (the "Company"), has heretofore adopted THE KANEB SERVICES, INC. SAVINGS INVESTMENT PLAN (the "Plan"); and

         WHEREAS, pursuant to the provisions of the Plan permitting the Company to amend the Plan from time to time, the Company desires to amend the Plan in certain respects as hereinafter provided;

         NOW, THEREFORE, the Company does hereby amend the Plan in the following particulars, effective April 1, 1991:

         1. Section 3.01 is hereby amended by adding at the end thereof the following:

         "For purposes of this Section 3.01, an Employee shall be considered to be employed on a full-time basis if the Employee regularly works in excess of the number of hours per period required by his Employer to be classified a full-time employee. The term 'active Participant' shall mean any Employee currently participating in the Plan who has not incurred a Severance from Service."

         2. Section 4.01 (b) (2) of the Plan is hereby amended to be and read as follows:

         "(2) Discrimination Tests. The discrimination tests of Code section 401(m) are satisfied in the following manner: Each Year, (i) the Average Contribution Percentage for Eligible Participants who are Highly Compensated Employees for the Year shall not exceed the Average Contribution Percentage for Eligible Participants who are Non-Highly Compensated Employees for the Year multiplied by 1.25; or (ii) the Average Contribution Percentage for Eligible Participants who are Highly
                 Compensated Employees for the Year shall not exceed the Average Contribution Percentage for Eligible Participants who are Non-Highly Compensated Employees for the Year Multiplied by two (2), provided that the Average Contribution Percentage for Eligible Participants who are Highly Compensated Employees does not exceed the Average Contribution Percentage for Eligible Participants who are Non-Highly Compensated Employees by more than two (2) percentage points. In any Plan Year in which the Average Contribution Percentage for Eligible Participants who are Highly Compensated Employees for the Year does not satisfy the limitation set forth above, the contribution rate of those Eligible Participants who are Highly Compensated Employees shall be reduced (in whole or less than whole percentages) in descending order by rate of contribution until the Average Contribution Percentage for Eligible Participants who are Highly Compensated Employees for the Year meets the limitation set forth above, all in accordance with regulations promulgated by the Secretary of Treasury. Contributions in excess of that amount determined on the basis of the reduced contribution rate hereunder shall be considered 'excess aggregate contributions' (as defined in Code section 401(m)(6)(B) and regulations promulgated thereunder).

                 For purposes of this subparagraph (2), an Eligible Participant's 'Contribution Percentage' shall mean the ratio (expressed as a percentage), of the sum of the Matching Employer Contributions under the Plan on behalf of the Eligible Participant for the Year to such Eligible Participant's Compensation for the Year. The 'Contribution Percentage' of an Eligible Participant who has no Matching Employer Contributions allocated to his Matching Employer Contribution Account for the Year shall equal zero (0). 'Eligible Participant' shall mean any Employee who is authorized under the terms of the Plan to have Matching Employer Contributions allocated to his Matching Employer Contribution Account for the Year, and shall include any Employee who is eligible to make Salary Reduction Contributions under the terms of the Plan but elects not to make such contributions for the Year, who is eligible to participate under the terms of the Plan but elects not to participate, or who is not eligible to have Matching Employer Contributions allocated to his Matching Employer Contribution Account due to the limitation on Additions set forth in
                 Section 5.03 hereof. The 'Average Contribution Percentage' is the average

                 (expressed as a percentage) of the Contribution Percentages of all Eligible Participants.

                 In the event that this Plan satisfies the requirements of Code section 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of Code section 410(b) only if aggregated with this Plan, then this subparagraph (2) shall be applied by determining the Contribution Percentage of Eligible Participants as if all such plans were a single plan. If a Highly Compensated Employee participates in two (2) or more plans of the Employers to which matching contributions are made then all such contributions shall be aggregated for purposes of this subparagraph (2).

                 For purposes of determining the Contribution Percentage of an Eligible Participant who is a Highly Compensated Employee during the Year in question, the Matching Employer Contributions and Compensation of such Participant shall include the Matching Employer Contributions and Compensation of Family Members (as defined in Code section 414(q)(6)(B)), but such Family Members shall be disregarded in determining the Contribution Percentage for or other Highly Compensated Employees and for Eligible Participants who are Non-Highly Compensated Employees. Any 'excess aggregate contributions' (as defined in Code section 401(m)(6)(B) and regulations promulgated thereunder) determined under these aggregation rules shall be allocated among all Family Members in proportion to the contributions of each Family Member thereunder.

                 Any 'excess aggregate contribution' (as defined in Code section 401(m)(6)(B) and regulations promulgated thereunder), together with the income allocable thereto, shall be distributed (or, if not vested, forfeited) to the Participant within two and one-half (2 1/2) months of the beginning of the subsequent Plan Year.

                 The income allocable to an 'excess aggregate contribution' (as defined in Code section 401(m)(6)(B) and regulations promulgated thereunder) shall be determined by multiplying the income allocable to a Participant's Matching Employer Contribution Account for the Plan Year by a fraction, the numerator of which is the 'excess aggregate contributions' (as defined in Code section 401(m)(6)(B) and regulations promulgated thereunder) for the Participant, as determined above, and the denominator of which is the balance of the Participant's Matching Employer Contribution Account on the last day of the Plan Year, reduced by the income allocable to such account for the Plan Year and increased by the loss allocable to such account for the Plan Year.

                 Under regulations promulgated by the Secretary of the Treasury, the Committee may, in its sole discretion, elect to take contributions to a Participant's Salary Reduction Contribution Account into account in computing the Average Contribution Percentage. However, in such a case, the Actual Deferral Percentage tests under Section 4.02(e) must still be computed and met separately, and in connection therewith, no aggregation with Matching Employer Contributions shall be permitted. Alternatively, the Employer may, in its sole discretion, elect to make qualified nonelective contributions, in the manner and to the extent provided by regulations under Code section 401(m) promulgated by the Secretary of Treasury, that would, in combination with Matching Employer Contributions under the Plan, satisfy the limitation set forth above. In any event, said correction of the discrimination tests described herein shall be made within twelve (12) months of the end of the Year.

                 In order to prevent the multiple use of the alternative limitations described in (ii) above and in Section 4.02(e)(ii) hereof, the limitation on the multiple use of alternative limitations described in regulations promulgated under Code section 401(m) by the Secretary of Treasury is specifically incorporated herein and shall apply to reduce the deferral rate or contribution rate of those Eligible Participants who are Highly Compensated Employees, as described above and in Section 4.02(e), so that there is no multiple use of said alternative limitations. Any 'excess contribution' (as defined in Code section 401(k)(8)(B) and regulations promulgated thereunder) resulting from a reduction in deferral rate shall be distributed in accordance with Section 4.02(d), and any 'excess aggregate contribution' (as defined in Code section 401(m)(6)(B) and regulations promulgated thereunder) resulting from a reduction in contribution rate shall be distributed in accordance with this Section. In lieu of said reduction, the Employer may make such additional contributions as described in this Section and Section 4.02(d) hereof, in the manner and to the extent provided under regulations promulgated under Code sections 401(k) and 401(m) by the Secretary of Treasury, so as to comply with the limitation on the multiple use of alternative limitations."

         3. Section 4.02 is hereby amended by adding immediately after the end of such first paragraph the following two new paragraphs:

         "In the event that the total reduction on behalf of any Participant for any of his or her taxable years exceeds $7,000 (or such greater amount as permitted under Treasury Department regulations to reflect cost-of-living adjustments), such 'excess deferrals' (as defined in Code section 402(g)(2) and regulations promulgated thereunder), together with income allocable thereto, shall be distributed to the Participant on whose behalf such reduction was made not later than April 15 following the close of the Participant's taxable year in which the reduction was made, in the manner and to the extent provided under regulations promulgated by the Secretary of Treasury; provided that such 'excess deferrals' shall first be reduced by any 'excess contributions' previously distributed for the Plan Year beginning in that taxable year pursuant to Section 4.02(d) hereof.

         The income allocable to an 'excess deferral' (as defined in Code section 402(g)(2) and regulations promulgated thereunder) shall be determined by multiplying the income allocable to a Participant's Salary Reduction Contribution Account for the Plan Year by a fraction, the numerator of which is the 'excess deferrals' (as defined in Code section 402(g)(2) and regulations promulgated thereunder) of the Participant, as determined above, and the denominator of which is the balance of the Participant's Salary Reduction Contribution Account on the last day of the Plan Year, reduced by the income allocable to such account for the Plan Year and increased by the loss allocable to such account for the Plan Year."

         4. Section 4.02(d) of the Plan is hereby amended to be and read as follows:

         "(d) An Employer may amend or revoke its salary reduction agreement with any Participant at any time if the Employer determines that such revocation or amendment is necessary (i) to ensure that a Participant's Additions for any Year will not exceed the limitation of Section 5.03 hereof, (ii) to ensure that Employer contributions made pursuant to Section 4.01 hereof are fully deductible by the Employer for Federal income tax purposes, (iii) to ensure that a Participant's Salary Reduction Contributions do not exceed the limitation of Section 4.02 hereof relating to 'excess deferrals' (as defined in Code section 402(g)(2) and regulations promulgated thereunder), or (iv) to ensure that the discrimination tests of Code section 401(k) are met for such Year. In any case in which such discrimination tests are not met for a Year, the Employer may, in the alternative, (i) direct the Trustee to distribute 'excess contributions' (as defined in Code section 401(k)(8)(B) and regulations promulgated thereunder), together with the income allocable thereto, but first reduced by any 'excess deferrals' (as defined in Code section 402(g)(2) and regulations promulgated thereunder) previously distributed pursuant to Section 4.02 hereof for the taxable year ending within the Plan Year, to the Participant on whose behalf such contributions were made within two and one-half (2-1/2) months of the beginning of the subsequent Year, or (ii) make such additional contributions, subject to the vesting and distribution requirements under Section 6.03 and 6.04 hereof, and in the manner and to the extent provided by regulations under Code section 401(k) promulgated by the Secretary of Treasury, to the Salary Reduction Contribution Accounts of Participants who are Non-Highly Compensated Employees as to cause such tests to be satisfied. In any event, said correction of the discrimination tests described herein shall be made within twelve (12) months of the end of the Year. In addition, an Employer may amend or revoke its salary reduction agreement with any Participant at any time if the Employer determines that such revocation or amendment is necessary to ensure that the discrimination tests of Code section 401(m) are met for such Year.

            The income allocable to an 'excess contribution' (as defined in Code section 401(k)(8)(B) and regulations promulgated thereunder) shall be determined by multiplying the income allocable to a Participant's Salary Reduction Contribution Account for the Plan Year by a fraction, the numerator of which is the 'excess contributions' (as defined in Code section 401(k)(8)(B) and regulations promulgated thereunder) of the Participant, as determined under
            Section 4.02(e), and the denominator of which is the balance of the Participant's Salary Reduction Contribution Account on the last day of the Plan Year, reduced by the income allocable to such account for the Plan Year and increased by the loss allocable to such account for the Plan Year."

         5. Section 4.02(e) of the Plan is hereby amended to be and read as follows:

         "(e) The discrimination tests of Code section 401(k) are satisfied in the following manner: Each Year, the Actual Deferral Percentage for Eligible Participants who are Highly Compensated Employees for the Year shall bear a relationship to the Actual Deferral Percentage for Eligible Participants who are Non-Highly Compensated Employees for the Year whereby
                 (i) the Actual Deferral Percentage for the group of Eligible Participants who are Highly Compensated Employees for the Year is not more than the Actual Deferral Percentage for Eligible Participants who are Non-Highly Compensated Employees for the Year multiplied by 1.25; or (ii) the excess of the Actual Deferral Percentage for the group of Eligible Participants who are Highly Compensated Employees for the Year over that of all Eligible Participants who are Non-Highly Compensated Employees for the Year shall not be more than two (2) percentage points, and the Actual Deferral Percentage for the group of Eligible Participants who are Highly Compensated Employees for the Year is not more than the Actual Deferral Percentage of all Eligible Participants who are Non-Highly Compensated Employees for the Year multiplied by two (2). In any Plan Year in which the Actual Deferral Percentage for Eligible Participants who are Highly Compensated Employees for the Year does not satisfy the limitation set forth above, the deferral rate of those Eligible Participants who are Highly Compensated Employees shall be reduced (in whole or less than whole percentages) in descending order by rate of deferral until the Actual Deferral Percentage for Eligible Participants who are Highly Compensated Employees for the Year meets the limitation set forth above, all in accordance with regulations promulgated by the Secretary of Treasury. Contributions in excess of that amount determined on the basis of the reduced deferral rate hereunder shall be considered 'excess contributions' (as defined in Code section 401(k)(8)(B) and regulations promulgated thereunder).

                 For purposes of this paragraph (e), the 'Actual Deferral Percentage' for a specified group of Eligible Participants for a Year shall be the average of the ratios (expressed as a percentage and calculated separately for each Eligible Participant in such group) of (i) the amount of each such Eligible Participant's Salary Reduction Contributions for such Year, to (ii) such Participant's Compensation for the Year. The 'Actual Deferral Percentage' of an Eligible Participant who has no Salary Reduction Contributions paid over to the Trust on his behalf for the Year shall equal zero (0). 'Eligible Participant' shall mean any Employee who is authorized under the terms of the Plan to have contributions allocated to his Salary Reduction Contribution Account for all or a portion of the Year, and shall include any Employee who is eligible to make Salary Reduction Contributions under the terms of the Plan but elects not to make such contributions for the Year, who is eligible to participate under the terms of the Plan but elects not to participate, whose right to make Salary Reduction Contributions has been suspended under
                 Section 4.02(h)(1) hereof, or who is not eligible to have Salary Reduction Contributions allocated to his Salary Reduction Contribution Account due to the limitation on Additions set forth in Section 5.03 hereof.

                 In the event that this Plan satisfies the requirements of Code section 401(a)(4) or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of Code section 401(a)(4) or 410(b) only if aggregated with this Plan, then this paragraph (e) shall be applied by determining the Contribution Percentage of Eligible Participants as if all such plans were a single plan. If a Highly Compensated Employee participates in two (2) or more plans of the Employers to which salary reduction contributions are made then all such contributions shall be aggregated for purposes of this paragraph (e)

                 For purposes of determining the Actual Deferral Percentage of an Eligible Participant who is a

                 Highly Compensated Employee, the Salary Reduction Contributions and Compensation of such Participant shall include the Salary Reduction Contributions and Compensation of Family Members (as defined in Code section 414(q)(6)(B)), but such Family Members shall be disregarded in determining the Actual Deferral Percentage for other Highly Compensated Employees and for Eligible Participants who are Non-Highly Compensated Employees. Any 'excess contributions' (as defined in Code section 401(k)(8)(B) and regulations promulgated thereunder) determined under these aggregation rules shall be allocated among all Family Members in proportion to the contributions of each Family Member thereunder.

                 The provisions of Section 4.01(b)(2) with respect to the limitation on the multiple use of the alternative limitations described in (ii) above and in Section 4.01(b)(2)(ii) shall apply in the manner provided therein."

         6. Section 4.02(h)(1) of the Plan is hereby amended to be and read as follows:

         "(h) No amounts may be withdrawn by a Participant from his Salary Reduction Contribution Account prior to termination of employment with the Employers except to the extent of an election made in accordance with the following:

                 (1) If the Participant elects a withdrawal prior to the date on which he attains age 59-1/2, such withdrawal
                          (i) may not include any accrued earnings and (ii) will require the consent of the Committee. Such consent shall be given only if the Participant is able to demonstrate financial hardship. The Committee will determine that the Participant has properly demonstrated financial hardship only if the Participant demonstrates that the purpose of the withdrawal is to meet his immediate and heavy financial needs, the amount of the withdrawal does not exceed such financial needs, and the amount of the withdrawal is not reasonably available from other resources. The Participant will be considered as having demonstrated that the purpose of the withdrawal is to meet his immediate and heavy financial needs only if he represents that the distribution is on account of --

                          (A) medical expenses (as described in Section 213(d) of the Code) incurred (or required to be paid in advance to obtain medical care) by the Participant, his spouse or any of his dependents;

                          (B) the purchase (excluding mortgage payments) of a principal residence for the Participant;

                          (C)     the payment of tuition and related
                                  educational fees for the next twelve (12) months of post-secondary education for the Participant, his spouse, children or dependents; or

                          (D)     the need to prevent eviction of the
                                  Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence.

                          Moreover, the Participant will be considered as having demonstrated that the amount of the withdrawal is unavailable from his other resources and in an amount not in excess of that necessary to satisfy his immediate and heavy financial needs only if each of the following requirements is satisfied:

                          (AA)    the Participant represents that the
                                  distribution is not in excess of the amount of his immediate and heavy financial needs; and

                          (BB)    the Participant has obtained all
                                  distributions, other than hardship
                                  distributions, and all nontaxable loans
                                  currently available to him under all plans currently maintained by the Employers.

                          In the event of any withdrawal by a Participant pursuant to this subparagraph (1), (i) such Participant's Salary Reduction Contributions under this Section 4.02 and his contributions under all other employee plans maintained by the Employers shall be suspended for a period of twelve (12) months following such withdrawal, (ii) the Participant may authorize no further contributions under this Section
                          4.02 until his taxable year following his taxable year in which such withdrawal occurred, and (iii) the limitations set forth in the first paragraph of this
                          Section 4.02 on the amount of Salary Reduction Contributions by a Participant for any year shall be reduced for the Participant's taxable year following his taxable year of withdrawal to the extent of any Salary Reduction Contributions made during such taxable year of withdrawal. Withdrawal elections under this subparagraph (1) may be made at any time but not more frequently than once each calendar year. All withdrawals under this subparagraph shall be made in the form of a lump sum. To the extent elected by a Participant, any hardship withdrawal made pursuant to this subparagraph (1) to such Participant shall be increased by an amount equal to the lesser of (i) all federal, state and local income taxes and associated penalties (including, if applicable, the additional income tax described in Section 6.04(a) hereof) imposed with respect to such hardship withdrawal or
                          (ii) the amount, if any, in such Participant's Salary Reduction Contribution Account in excess of such hardship withdrawal."

         IN WITNESS WHEREOF, the Company has caused this AMENDMENT NO. 2 TO THE KANEB SERVICES, INC. SAVINGS INVESTMENT PLAN to be executed in its name and on its behalf this 27th day of May, 1992, effective as of April 1, 1991.

                                        KANEB SERVICES, INC.


                                        By: /s/ STEPHEN M. HOFFNER
                                           ------------------------------------
                                        Title:  Vice President
                                               --------------------------------
ATTEST:

/s/ HEATHER R. BULBA
---------------------------------------

THE STATE OF TEXAS        )
                          )
COUNTY OF DALLAS          )

         This instrument was acknowledged before me on the 27th day of May, 1992, by Stephen M. Hoffner of KANEB SERVICES, INC., a Delaware corporation, on behalf of said corporation.

                                        LESLIE R. NEUMANN
                                        ---------------------------
                                        Notary Public in and for
                                        the State of Texas


My Commission Expires:                  Printed Name of Notary:


September 24,1994                       LESLIE R. NEUMANN
                                        ---------------------------

LESLIE R. NEUMANN
MY COMMISSION EXPIRES
September 24, 1994

                              AMENDMENT NO. 3 TO
                           THE KANEB SERVICES, INC.
                           SAVINGS INVESTMENT PLAN

        WHEREAS, KANEB SERVICES, INC., a Delaware corporation (the "Company"), has heretofore adopted THE KANEB SERVICES, INC. SAVINGS INVESTMENT PLAN (the "Plan"); and

        WHEREAS, pursuant to the provisions of the Plan permitting the Company to amend the Plan from time to time, the Company desires to amend the Plan in certain respects as hereinafter provided:

        NOW, THEREFORE, the Company does hereby amend the Plan in the following particulars, effective October 1, 1993, unless otherwise provided herein:

        1. The Plan is amended by adding the following new Section 3.04 to the end of Article III thereof:

        "3.04   Special Rules for Employees of Furmanite America, Inc.

                Notwithstanding any provision to the contrary herein contained, the following special rules shall apply with respect to any Employee of Furmanite America, Inc. who immediately prior to October 1, 1993 was a participant in, or eligible to participate in, the Furmanite America, Inc. Employee Savings Plan (the "Furmanite Plan"):

                (a) Such Employee shall be eligible to become a Participant in this Plan on October 1, 1993.

                (b)     For purposes of determining such Employee's
                        "vested percentage" under Section 6.03 hereof, such Employee shall be credited with Service for those periods of employment credited to such Employee under the Furmanite Plan.

                (c)     Such Employee's Elective Account, Matching
                        Account, and Discretionary Account transferred from the Furmanite Plan shall be treated as part of his Salary Reduction Contribution Account, Matching Employer Contribution Account, and Employer Contribution
                        Account hereunder, respectively. The provisions of the Plan applicable to such accounts shall apply to such corresponding account transferred from the Furmanite Plan, with such account pursuant to Section 4.01 for the Year of termination of employment but not yet allocated), plus

                (b) An amount equal to the 'vested percentage' of his Employer Contribution Account and Matching Employer Contribution Account balances (including any Employer contribution to be made to such account pursuant to
                        Section 4.01 for the Year of termination of employment but not yet allocated). Such vested percentage shall be determined in accordance with the following schedule:


                                                Vested          Forfeited
                        Years of Service      Percentage        Percentage
                        ----------------      ----------        ----------
                        Less than 1               0%               100%
                        1 but less than 2        20%                80%
                        2 but less than 3        40%                60%
                        3 but less than 4        60%                40%
                        4 but less than 5        80%                20%
                        5 or more               100%                 0%


                        provided, however, that the 'vested percentage' of Participants who were employed by Furmanite America, Inc. on October 1, 1993 (whether or not participating in the Furmanite Plan as of such date) shall be determined in accordance with the following schedule:

                                                Vested          Forfeited
                        Years of Service      Percentage        Percentage
                        ----------------      ----------        ----------
                        Less than 1               0%               100%
                        1 but less than 2        20%                80%
                        2 but less than 3        40%                60%
                        3 or more               100%                 0%

                        Payment of benefits due under this Section shall be made in accordance with Section 6.04. Notwithstanding any provision to the contrary herein contained, (i) a Participant shall be fully vested in his Employer Contribution Account and Matching Employer Contribution Account balance upon his attainment of age sixty-five
                        (65), and (ii) a Participant shall be fully vested in the balance in any subaccount of his Employer Contribution Account established pursuant to Section
                        4.04 hereof. In the event that the Plan is amended to change the vesting schedule set forth above, a Participant with at least three (3) years of Service shall have the right to elect that his vested percentage be determined pursuant to the vesting schedule prior to amendment."

     5.  Section 6.04 of the Plan is amended by redesignating existing Section
6.04 of the Plan as subsection (a) and adding the following new subsection (b), effective October 1, 1993, and the following new subsection (c), effective for distributions from the Plan on or after January 1, 1993:

     "(b) Special Rules for Former Participants in the Furmanite Plan--Notwithstanding any provision to the contrary herein contained, a Participant who participated in the Furmanite Plan as of October 1, 1993 may elect to have that portion of his accounts representing an amount transferred from the Furmanite Plan paid in a lump sum or in monthly, quarterly, semi-annual, or annual installments over a period not to exceed the lesser of (i) ten (10) years, or (ii) the life expectancy of the Participant or the life expectancy of the Participant and his Beneficiary, in which event the unpaid balance shall receive an income allocation on each Valuation Date.

           A Participant who participated in the Furmanite Plan as of October 1, 1993 may also request, with thirty (30) days' written notice to the Committee, a withdrawal of all or a portion of his Thrift Account attributable to Employee Thrift Contributions made prior to July 1, 1984 and transferred from the Furmanite Plan. Payment of such amount shall be in a lump sum as soon as administratively feasible after the first of the month coincident with or next following the date of receipt of the request.

      (c) Direct Rollovers--Notwithstanding any provision of the Plan to the contrary, the recipient of all or any portion of a Participant's (or Former Participant's) benefits, other than a Beneficiary who is not a surviving spouse, may elect, in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly to an individual retirement account described in Code
           Section 408(a), an individual retirement annuity described in Code
           Section 408(b), an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401(a), that will accept the eligible rollover distribution, as specified by the recipient; provided, however, that a recipient who is a surviving spouse may elect a direct rollover to an individual retirement account or individual retirement annuity only. For purposes of this Section 6.04(c), an "eligible rollover distribution" shall mean any distribution of all or any portion of the balance to the credit of the recipient, except (i) a distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the recipient or the joint lives (or life expectancies) of the recipient and the recipient's designated Beneficiary, or for a specified period of ten years or more; (ii) a distribution to the extent such distribution is required under Code Section 401(a)(9); or
                   (iii) the portion of any distribution that is not includible in gross income."

              6.   The Plan is amended by adding the following new Section
                   6.06 to the end of Article VI thereof:

          "6.06    Loans to Participants

                   The Committee is hereby authorized to establish a Participant loan program. The following provisions shall apply to any and all loans to Participants:

                   The Trustee may, if the Committee consents, loan a Participant an amount from, and not in excess of the value (as of the immediately preceding Valuation Date) of, his accounts, with such value reduced by any withdrawals made by the Participant from such accounts after such Valuation Date and prior to the date of the loan. Any such loan shall be treated as an investment of the Participant's accounts for whom the loan is made but shall be subject to the approval of the Committee which shall thoroughly investigate each application for a loan. The Committee shall consider only those factors which would be considered in a normal commercial setting by an entity in the business of making similar loans, including but not limited to factors such as the creditworthiness and the financial need of the Participant.

                   In addition to such rules and regulations as the Committee may adopt, all loans shall comply with the following rules and conditions:

                   (a) An application for a loan by a Participant shall be made in writing to the Committee, whose action thereon
                        shall be final.   If the Participant is married, his
                        spouse must specifically consent to the application within a period which is thirty (30) days prior to the date on which the loan is made.

                       (b) The period of repayment for any loan shall be arrived at by agreement between the Committee and the borrower, but such period in no event shall exceed (5) years; provided, however, that such period may exceed five (5) years where the proceeds of the loan are to be used to acquire, construct, reconstruct or substantially rehabilitate a dwelling which is to be used within a reasonable time as the principal residence of the Participant or a dependent of the Participant. Loans made must be amortized in level payments, made not less frequently than quarterly, over the term of the loan, with privilege of prepayment, in whole or in part, at any time and from time to time.

                       (c) Each loan made to a Participant shall be secured by (i) an assignment and pledge of not more than fifty percent (50%), as determined immediately after the origination of the loan, of his right, title and interest in and to the vested portion of his accounts, and (ii) his promissory note for the amount of the loan, including interest, payable to the order of the Trustee. The loan shall be repaid by payroll deduction or pursuant to such other method as may be selected by the Committee. Upon the failure of a Participant to repay any loan, the Trustee shall (i) make written demand for payment and shall advise the Participant that payment (or, if permissible, renegotiation of the loan) must be made within twenty-five (25) days or default on the note will occur, and (ii) furnish a copy of such written demand to the Committee. The Trustee shall maintain a written record of the date on which written demand for repayment of a loan (or payment of any installment under a loan) is forwarded to a Participant and such record shall be conclusive for all purposes. A "default" shall occur upon the failure by a Participant to make payment under (or, to the extent permitted by Code Section 72(p), renegotiate) the loan by the date which is twenty-five (25) days subsequent to the date on which written demand for repayment of such loan (or payment of such installment) is forwarded to the Participant by the Trustee. Upon default, the entire remaining principal balance of the loan shall be treated as a deemed distribution to the Participant from the Plan, and the amount of such deemed distribution shall be reported to the Internal Revenue Service on the applicable tax form.

                   (d) Each loan shall bear a reasonable rate of interest to be fixed by the Committee and, in determining the interest rate, the Committee shall take into consideration interest rates currently being charged by commercial lenders for loans made under similar circumstances in effect on the date on which the loan is made. The Committee shall not discriminate among Participants in the matter of interest rates; but loans granted at different times may bear different interest rates if the Committee determines that the difference in rates is justified and necessary to reflect current economic conditions.

                   (e) No amount shall be loaned to a Participant which would cause his outstanding loan balance under the Plan to exceed the lesser of (i) or (ii), where-

                              (i) is $50,000, as reduced by the excess of the highest outstanding balance of loans to such Participant over the twelve (12)-month period ending on the day before the loan is made over the outstanding balance of loans to such Participant on the date the loan is made, and

                              (ii) is one-half (1/2) of the vested portion of
                                   his accounts as of the immediately preceding
                                   Valuation Date.

                        The amount of any loan made hereunder shall not be less than $1,000. A Participant shall have no more than one
                        (1) outstanding loan at any time.

                   (f) No distribution shall be made to any Participant or Former Participant or to a Beneficiary of any such Participant unless and until all unpaid loans of such Participant, including accrued interest thereon, have been liquidated. Foreclosure against a Participant's accounts shall occur immediately upon default and shall result in the reduction of such accounts to the extent of unpaid principal and accrued interest; provided that there shall be no foreclosure against a Participant's accounts until the occurrence hereunder of an event permitting distribution of such account balance. Any outstanding loan balance shall continue to accrue interest until paid in full or otherwise liquidated.

                   (g) Loans shall be made available to Former Participants who are parties-in-interest only as required by ERISA and Department of Labor guidelines.

                   (h) Loans shall be subject to such fees and charges, as may be determined by the Committee to be reasonable, representing the cost to the Plan of administering the loan. Such fees and charges shall be communicated to the Participant prior to the date of the loan.

                   (i) Any loan made prior to October 18, 1989 under the Furmanite Plan shall continue to be governed by the provisions of the Furmanite Plan as in effect prior to such date and applicable to such loan."

              7. Section 7.02 of the Plan is amended to be and read as follows:

             "7.02 Investment of Trust Fund

                   The Trustee shall generally have authority for the management of assets held in the Trust, to the extent provided in the Trust; provided that (i) except as otherwise provided in Section 7.03 hereof, all assets comprising a Participant's Matching Employer Contribution Account shall be invested exclusively in a fund consisting of the common stock of Kaneb Services, Inc. (the "Company Stock Fund") and
                   (ii) a Participant shall have the right, in accordance with procedures prescribed by the Committee, to direct the Trustee as to the investment of assets comprising his Salary Reduction Contribution Account and Employer Contribution Account. Any such investment direction by a Participant shall consist solely of the right to direct the extent to which such assets shall be invested in such investment media as may be selected from time to time by the Committee and communicated to the Participant. Upon execution of a salary reduction agreement described in Section 4.02 hereof, a Participant shall be requested to indicate the extent to which assets shall be invested in such media on forms provided by the Committee for this purpose, with amounts invested to be in twenty-five percent (25%) increments. A Participant may elect that future allocations to his Salary Reduction Contribution Account and Employer Contribution Account be invested to a different extent, in twenty-five percent (25%) increments, on the first day of any calendar quarter. Requests to vary the extent to which allocations are to be invested shall be made on such form or forms as the Committee shall prescribe and shall be effective only if such completed form or forms are received by the Committee at least thirty (30) days prior to the applicable election date. A Participant's right to vary the extent to which current allocations in his accounts are invested in such media shall be governed by Section 7.03 hereof. Should a Participant fail to provide the Trustee with the investment directives described herein, the assets in the Participant's Salary Reduction Contribution Account and Employer Contribution Account shall be invested as determined by the Trustee in accordance with the provisions of the Trust."

                 8. Section 7.03 of the Plan is amended to be and read as follows:


                 "7.03  Transfer of Past Investments

                        A Participant may elect, effective as of the first day of any calendar quarter, to transfer the full value of his accounts invested as of the immediately preceding Valuation Date in any one or more of the investment media authorized pursuant to Section 7.02 hereto to any one or more of the other investment media authorized pursuant to such Section; provided that the transfer to the other media shall be allocated to such other media in twenty-five percent (25%) increments totaling one-hundred percent (100%); provided, further, that assets comprising a Participant's Matching Employer Contribution Account will not, except as provided below, be eligible for transfer to other media under this Section 7.03 and other assets invested in the Company Stock Fund will be eligible for transfer to other media under this Section 7.03 only after such amounts have been invested in the Company Stock Fund for a period of at least two (2) years. Notwithstanding the preceding provisions of this Section 7.03, a Participant who has completed at least ten (10) years of Service and who has attained the age of fifty-five
                        (55) years may elect, effective as of the first day of any calendar quarter, to transfer ten percent (10%) of the value of his Matching Employer Contribution Account as of the immediately preceding Valuation Date from the Company Stock Fund to any one of the other funds authorized pursuant to Section 7.02, but only to the extent that such transferred amounts have been invested in the Company Stock Fund for a period of at least two
                        (2) years. Requests to transfer past investments shall be made on such form or forms as the Committee shall prescribe and shall be effective only if the form or forms are received by the Committee at least fifteen
                        (15) days prior to the applicable effective date. Transfers of past investments under this Section 7.03 shall be subject to any additional rules adopted by the Committee with respect to certain investment funds which, by their nature, require special treatment or are subject to particular restrictions. Transfers of past investments shall be made as soon as administratively feasible after the value of the accounts as of the preceding Valuation
                Date has been determined."

        IN WITNESS WHEREOF, the Company has caused this AMENDMENT NO. 3 TO THE KANEB SERVICES, INC. SAVINGS INVESTMENT PLAN to be executed in its name and on its behalf this 1st day of September, 1993, effective as of October 1, 1993, unless otherwise provided herein.

                                        KANEB SERVICES, INC.



                                        By: /s/ STEPHEN M. HOFFNER
                                           ------------------------------------
                                        Title:  Vice President/Secretary
                                              ---------------------------------

ATTEST:

William H. Kuthruf
-----------------------------



THE STATE OF TEXAS      )
                        )
COUNTY OF DALLAS        )


        This instrument was acknowledged before me on the 1st day of September, 1993, by Stephen M. Hoffner, Vice President/Secretary of KANEB SERVICES, INC., a Delaware corporation, on behalf of said corporation.


                                        /s/ HEATHER R. BULBA
                                        ---------------------------------------
                                        Notary Public in and for
                                        the State of Texas

My Commission Expires:                  Printed Name of Notary:

    10-14-95                              Heather R. Bulba
---------------------                   ---------------------------------------

                             AMENDMENT NO. 4 TO
                          THE KANEB SERVICES, INC.
                           SAVINGS INVESTMENT PLAN

         WHEREAS, KANEB SERVICES, INC., a Delaware corporation (the "Company"), has heretofore adopted THE KANEB SERVICES, INC. SAVINGS INVESTMENT PLAN (the "Plan"); and

         WHEREAS, pursuant to the provisions of the Plan permitting the Company to amend the Plan from time to time, the Company desires to amend the Plan in certain respects as hereinafter provided;

         NOW, THEREFORE, the Company does hereby amend the Plan in the following particulars, effective January 1, 1994, unless otherwise provided herein:

         1. Section 2.01(h) of the Plan is amended to be and read as follows:

         "(h) The total of all amounts paid to a Participant by the Employer for personal services as reported on the Participant's Federal Income Tax Withholding Statement (Form W-2) plus, to the extent determined by the Committee from time to time in a uniform and nondiscriminatory manner, any salary reduction amounts described in Section 4.02 hereof and any amounts not included in the Participant's gross income pursuant to Section 125 of the Code; provided, however, that for all purposes other than nondiscrimination testing under Sections 401(a)(4), 401(k), 401(m), and 410(b) of the Code, Compensation shall include only (i) base pay, (ii) overtime pay, (iii) sales commissions, and (iv) shift differential pay. For Plan Years beginning after 1988 and before 1994, any compensation in excess of $200,000 (as automatically increased in accordance with Treasury Department regulations to reflect cost-of-living adjustments) and, for Plan Years beginning after 1993, any compensation in excess of $150,000 (as automatically increased in accordance with Treasury Department regulations to reflect cost-of-living adjustments), in any Plan Year shall not be considered Compensation under this Plan. In applying the $200,000 or $150,000 limitation described above, in the case of a Highly

                 Compensated Employee who is subject to the aggregation rules of Section 414(q)(6) of the Code because such Participant is either a 5% owner of the Employer or one of the 10 highest paid Highly Compensated Employees, such Highly Compensated Employee and his Family Members shall be treated as a single Participant; provided, however, that "Family Members" shall mean only the Participant's spouse and any lineal descendants who have not attained age 19 before the close of the year. If, as a result of the application of these rules, the limitation is exceeded, then the limitation shall be prorated among the Participant and Family Members in proportion to the Compensation of each prior to the application of the limitation."

         2. The introductory paragraph of Section 3.01 of the Plan is amended to be and read as follows:

         "Except for any Employee (i) who is a member of a collective bargaining unit, the recognized representative of which has not agreed to Participation in the Plan by its members, (ii) who is a leased employee within the meaning of Section 414 (n) (2) of the Code, or
         (iii) who is a project status employee (as determined by the Committee in a uniform and nondiscriminatory manner), an Employee shall become a Participant in this Plan as follows:"

         3. Section 5.03(a) of the Plan is amended to be and read as follows:

         "(a) Notwithstanding anything contained herein to the contrary, the total Additions made to the Salary Reduction, Employer Contribution, and Matching Employer Contribution Accounts of a Participant for any Year shall not exceed the lesser of (1) and (2), where--

                 (1) is the greater of $30,000 (or such greater amount as permitted under Internal Revenue Service rulings to reflect increases in the cost of living) or one-fourth (1/4) of the dollar limitation in effect under
                          Section 415(b)(1)(A) of the Code; and

                 (2) is 25% of the Participant's total compensation for such Year.

                 For purposes of this Section 5.03, a Participant's 'total compensation' includes earned income, wages, salaries, fees for professional service and other amounts received for personal services actually rendered in the course of employment with his Employer (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, and bonuses) and excluding the following: (i) Employer contributions to a plan of deferred compensation to the extent contributions are not included in the gross income of a Participant for the taxable year in which contributed, or on behalf of a Participant to a simplified employee pension plan to the extent such contributions are deductible under Section 219 (b) (7) of the Code, and any distributions from a plan of deferred compensation whether or not includible in the gross income of the Participant when distributed; (ii) amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by a Participant becomes freely transferable or is no longer subject to a substantial risk of forfeiture; (iii) amounts realized from the sale,
                 exchange or other disposition of stock acquired under   a
                 qualified stock option; (iv) other amounts which receive special tax benefits, or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity contract described in Section 403(b) of the Code (whether or not the contributions are excludible from the gross income of the Participant); and (v) for Plan Years beginning after 1988 and before 1994, compensation in excess of $200,000 (as automatically increased in accordance with Treasury Department regulations to reflect cost-of-living adjustments) and, for Plan Years beginning after 1993, compensation in excess of $150,000 (as automatically increased in accordance with Treasury Department regulations to reflect cost-of-living adjustments)."

         4. Section 5.04(b) of the Plan is amended to be and read as follows:

         "(b)    Minimum Allocations--Notwithstanding the provisions of Section
                 5.0 2 (c) and (d), for any Year during which the Plan is deemed a Top-Heavy Plan, the amount of Employer contribution for the Year to be allocated to the Employer Contribution Account of each Participant who is not a Key Employee and who is employed by the Employers on the last day of the Year shall not be less than the lesser of (i) three percent (3%) of the Participant's total compensation for the Year or (ii) the highest percentage obtained by dividing the amount allocated to the Employer Contribution Account of any Key Employee for the Year by so much of the total compensation of such Key Employee for the Year as does not exceed $200,000 (as automatically adjusted in accordance with Treasury Department regulations providing for cost of living adjustments) for Plan Years beginning before 1994 and $150,000 (as automatically adjusted in accordance with Treasury Department regulations providing for cost of living adjustments) for Plan Years beginning after 1993; provided that the requirements of this paragraph (b) shall not apply to the extent that the minimum allocations set forth herein are made under another defined contribution plan maintained by the Employer."

         5. Effective for distributions from the Plan made on or after January 1, 1993, Section 6.04 (c) of the Plan is amended to be and read as follows:

         "(c) Direct Rollovers--Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover. For purposes of this Section 6.04(c), the following terms shall have the following meaning.

                 (1) 'Eligible rollover distribution' means any distribution of all or any portion of the balance to the credit of the distributee, except (i) a distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated Beneficiary, or for a specified period of ten years or more; (ii) a distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and
                          (iii) the portion of any distribution that is not includible in gross income.

                 (2) 'Eligible retirement plan' means an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in
                          Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that will accept the distributee's eligible rollover distribution; provided, however, that in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan includes only an individual retirement account or individual retirement annuity.

                 (3) 'Distributee' means the Participant and, with respect to the interest of such spouse or former spouse, the Participant's surviving spouse and the Participant's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code.

                 (4) 'Direct rollover' is a payment by the Plan to the eligible retirement plan specified by the distributee."

         IN WITNESS WHEREOF, the Company has caused this AMENDMENT NO. 4 TO THE KANEB SERVICES, INC. SAVINGS INVESTMENT PLAN to be executed in its name and on its behalf this 24th day of March 1994, effective January 1, 1994, unless otherwise provided herein.
                                        KANEB SERVICES, INC.

                                        By: /s/ [ILLEGIBLE]
                                            ------------------------------------
                                        Title: Vice President and Treasurer
                                               ---------------------------------


ATTEST:
/s/ [ILLEGIBLE]

                                )
THE STATE OF TEXAS              )
COUNTY OF DALLAS                )


        This instrument was acknowledged before me on the 24th day of March, 1994, by Howard C. Wadsworth Vice President and Treasurer of KANEB SERVICES, INC., a Delaware corporation, on behalf of said corporation.

SHEILA TURNER
NOTARY PUBLIC                    /s/ SHEILA TURNER
STATE OF TEXAS                   -----------------------
My Comm. Exp. 9-21-97            Notary Public in and for
                                 the State of Texas



My Commission Expires:           Printed Name of Notary:

   9-21-97                          Sheila Turner
---------------------            ----------------------








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